UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2013

RED TRAIL ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

North Dakota	000-52033	76-0742311
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 11, 3682 Highway 8 South Richardton, North Dakota 58652
(Address of principal executive offices)

(701) 974-3308
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2013, we executed a new Distillers Grain Marketing Agreement (the "Agreement") with RPMG, Inc. (“RPMG”).  The Agreement is effective starting on October 1, 2013. RPMG also markets our ethanol and corn oil pursuant to separate marketing agreements. Pursuant to the Agreement, RPMG will market all of the dried distillers grains we produce.  We will continue to directly market our modified/wet distillers grains. Due to the fact that we are a part owner of RPMG, RPMG will only charge us its actual cost of marketing our distillers grains to its customers.  The initial term of the Agreement is one year and thereafter the Agreement will renew for additional one year periods. The Agreement may be terminated by either party based on certain events described in the Agreement or based on the bankruptcy or insolvency of either party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED TRAIL ENERGY, L.L.C.

Date: September 5, 2013	/s/ Jodi Johnson
Jodi Johnson, Chief Financial Officer